POWER OF ATTORNEY

We, the undersigned trustees and officers of the Lincoln Variable Insurance Products Trust (the “Trust”), hereby severally constitute and appoint Gordon Huellmantel, Jennifer M. Matthews, James Hoffmayer, Paul T. Chryssikos, Esq., Samuel K. Goldstein, Esq., and Christina E. Pron, Esq. as our true and lawful attorneys-in-fact, with full power in each of them to sign for us, in our names and in the capacities indicated below, the Trust Registration Statement on Form N-14 and any amendments or other documents related thereto (collectively, the “Documents”) with regard to the proposed reorganizations listed on Exhibit A, attached hereto, to be filed with the Securities and Exchange Commission on behalf of the Trust, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to the Documents. This Power of Attorney was signed by us to be effective December 2nd, 2025.

Signature	Title

/s/ John Morriss
John Morriss	Chairman of the Board, Trustee and President (Principal Executive Officer)

Exhibit A

PROPOSED REORGANIZATIONS
Acquired Funds	Acquiring Funds	New Fund Name
LVIP Western Asset Core Bond Fund	LVIP Macquarie Bond Fund	LVIP Franklin Templeton Core Bond Fund (f/k/a LVIP Macquarie Bond Fund)